UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On October 2, 2018, Endologix, Inc. (the “Company”) issued a press release announcing preliminary unaudited revenue results for the quarter ended September 30, 2018 and updated revenue guidance for the fiscal year ended December 31, 2018. The press release also announced that the Company is hosting a meeting for financial analysts and investment professionals in New York, New York on October 2, 2018 at 4:15 P.M. Eastern Time (the “Investor Meeting”). A copy of the press release is attached hereto as Exhibit 99.1.

The slides accompanying the Company’s presentation at the Investor Meeting are available on the “Investors” section of the Company’s website at www.endologix.com. In addition, a replay of the presentation will be available on the same website after the Investor Meeting.

Certain statements made in the presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company, and assumptions management believes are reasonable, and are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. See the “Safe Harbor” disclaimer in the presentation for additional information.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 2, 2018	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer